EXHIBIT 23

               [Letterhead of Stan J.H. Lee & Co. CPAs]


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form SB-2 Registration
Statement, of our independent auditors' report and financial statements of Sundew International, Inc. as of January 31, 2001 and for the period beginning January 5, 2001 (inception) to January 31, 2001 which appears in such Form SB-2.


Stan J.H. Lee & Co. CPAs

/s/ Stan J.H. Lee & Co. CPAs
----------------------------
Fort Lee, New Jersey
February 2, 2001